UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2014
Date of Report (Date of earliest event reported)

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Sobriety and Addiction Solutions, LLC Sublicense Agreement

The Board of Directors of BioCorRx Inc., a Nevada corporation (the "Company") authorized the execution of a sublicense agreement dated May 13, 2014 (the "Sublicense Agreement") with Sobriety and Addiction Solutions, LLC ("SAS"). The Company is involved in establishing alcohol and opioid rehabilitation and treatment centers and has created certain alcohol and opioid therapeutic and rehabilitation programs (the "Coaching Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life coaching sessions from specialized life coaches (the "Naltrexone Implant"). The Naltrexone Implant formula is owned by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the rights to access the Naltrexone Implant formula.

In accordance with the terms and provisions of the Sublicense Agreement, the Company shall grant to SAS an exclusive sublicense to obtain, market, use, sell, and offer for sale solely within the (1) Washington DC Area inclusive of the States of Maryland, West Virginia, Virginia and (2) North Carolina, (the "License Territory") the Naltrexone Implant and the Coaching Programs, including the "know-how" consisting of trade secrets, inventions, data, processes, procedures, devices, methods, formulas, protocols, trademarks, logos, marketing materials, copyrights, patents, information and other know-how, whether or not patentable, which is owned or controlled by the Company (the “Know-How”). The term of the agreement shall remain in effect in perpetuity so long as all minimal milestones are achieved, all payment installments received, and any alleged breaches by SAS are cured.

In further accordance with the terms and provisions of the Sublicense Agreement, SAS shall pay certain fees to the Company as follows: (i) a one-time upfront fee shall be paid, upon signing of the agreement 30% of the agreed upon upfront fee shall be paid, the remaining balance of the upfront fee shall be paid in quarterly installments plus annual interest at the rate of 6.5% with principal and interest payments commencing on February 13, 2015; (ii) program fee upon the order of the Coaching Programs, payments are non-refundable once an order has been processed and shipped; (iii) a minimum order of 75 programs in the Washington D.C. area and 50 programs in the North Carolina territory by 12/31/15. Each calendar year thereafter the minimum shall increase to a minimum of 150 programs and 100 programs respectively for the remainder of the agreement.

The Sublicense Agreement may be terminated by the Company in the event SAS commits a material breach and such breach is not cured by SAS within sixty days. SAS may terminate the Sublicense Agreement for any reason upon a sixty days notice to the Company. In the event SAS terminates the Sublicense Agreement, SAS agrees not to engage in a competitive business with the Company within the Territory for a period of two years following termination.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCorRx Inc.

DATE: May 19, 2014	By:	/s/ Lourdes Felix
Name: Lourdes Felix
Title: Chief Financial Officer and Director